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                                   EXHIBIT 11

                  PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (Dollars in thousands -- except per share data)

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
                                                      THREE MONTHS ENDED       SIX MONTHS ENDED
                                                            JUNE 30                 JUNE 30
                                                      -------------------     -------------------
                                                       1997        1996        1997        1996
                                                      -------     -------     -------     -------
Income from continuing operations...................  $ 3,035     $ 2,550     $ 5,277     $ 5,132
Amortization of imputed goodwill associated with the
  earnout shares....................................      (21)        (21)        (42)        (42)
                                                      -------     -------     -------     -------
Income from continuing operations related to
  shareholders of Common Stock (Primary)............    3,014       2,529       5,235       5,090
Interest (net of income taxes) associated with
  Convertible Senior Subordinated Debentures........      241         264         491         528
                                                      -------     -------     -------     -------
Income from continuing operations related to
  shareholders of Common Stock (Fully diluted)......  $ 3,255     $ 2,793     $ 5,726     $ 5,618
                                                      =======     =======     =======     =======
Discontinued operations.............................  $   -0-     $ 1,326         -0-     $ 2,825
                                                      =======     =======     =======     =======
Net income related to shareholders of Common Stock
  (Primary).........................................  $ 3,014     $ 3,855     $ 5,235     $ 7,915
                                                      =======     =======     =======     =======
Net income related to shareholders of Common Stock
  (Fully diluted)...................................  $ 3,255     $ 4,119     $ 5,726     $ 8,443
                                                      =======     =======     =======     =======
PRIMARY COMPUTATION
  Average shares outstanding during the period......   10,608      10,407      10,603      10,405
  Effect of General Aluminum Mfg. Company earnout
     shares deemed to be issued.....................      188         188         188         188
  Effect of dilutive stock options based on the
     treasury stock method using the average market
     price for the period...........................      157         517         181         409
                                                      -------     -------     -------     -------
          Shares used...............................   10,953      11,112      10,972      11,002
                                                      =======     =======     =======     =======
  Per share of Common Stock:
     Continuing operations..........................  $   .28     $   .23     $   .48         .46
     Discontinued operations........................      -0-         .12         -0-         .26
                                                      -------     -------     -------     -------
     Net income.....................................  $   .28     $   .35     $   .48         .72
                                                      =======     =======     =======     =======
FULLY DILUTED COMPUTATION
  Average shares outstanding per primary computation
     above..........................................   10,953      11,112      10,972      11,002
  Additional effect of dilutive stock options based
     on the treasury stock method using the end of
     period market price, if higher than the average
     market price...................................      136         -0-         112          90
  Effect of assuming conversion of the Convertible
     Senior Subordinated Debentures.................    1,111       1,151       1,131       1,151
                                                      -------     -------     -------     -------
          Shares used...............................   12,200      12,263      12,215      12,243
                                                      =======     =======     =======     =======
Per share of common stock:
  Continuing operations.............................  $   .27     $   .23     $   .47     $   .46
  Discontinued operations...........................      -0-         .11         -0-         .23
                                                      -------     -------     -------     -------
  Net income........................................  $   .27         .34     $   .47     $   .69
                                                      =======     =======     =======     =======
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